Exhibit 10.2

EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of April 7, 2014 is by and among The Bank of New York Mellon Trust Company, N.A., not in its individual capacity, but solely as successor-in-interest to JPMorgan Chase Bank, National Association, not in its individual capacity, but solely as Guarantee Trustee (herein, together with its successors in interest, the “Guarantee Trustee”), PacWest Bancorp, a Delaware corporation (the “Successor Guarantor”), and CapitalSource Inc., a Delaware corporation (the “Parent Guarantor”), under the Parent Guarantee Agreement referred to below.

RECITALS

WHEREAS, the Guarantee Trustee and the Parent Guarantor are parties to that certain Parent Guarantee Agreement dated as of September 27, 2006 (the “Parent Guarantee Agreement”), pursuant to which the Parent Guarantor agreed to pay in full the Parent Guarantee Payments with respect to the Notes of CapitalSource Finance LLC, a Delaware limited liability company and wholly owned subsidiary of the Parent Guarantor, due October 30, 2036;

WHEREAS, as permitted by the terms of the Parent Guarantee Agreement, pursuant to an Agreement and Plan of Merger, dated as of July 22, 2013, as amended, the Parent Guarantor will merge with and into the Successor Guarantor (the “Merger”) with the Successor Guarantor as the surviving corporation; and

WHEREAS, the parties hereto are entering into this Assignment and Assumption Agreement pursuant to, and in accordance with, Article IX of the Parent Guarantee Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantee Trustee, the Parent Guarantor and the Successor Guarantor hereby agree as follows:

SECTION 1.                         Definitions.  All capitalized terms used herein that are defined in the Parent Guarantee Agreement, either directly or by reference therein, shall have the respective meanings assigned them in the Parent Guarantee Agreement except as otherwise provided herein or unless the context otherwise requires.

SECTION 2.                         Assumption of Obligations.

(a)                                 Pursuant to, and in compliance and accordance with, Section 9.1 of the Parent Guarantee Agreement, the Successor Guarantor hereby expressly assumes the due and punctual payment of the Parent Guarantee Payments and the performance of every covenant and obligation of the Parent Guarantor to be performed under the Parent Guarantee Agreement on the part of the Parent Guarantor to be performed or observed.

(b)                                 Pursuant to, and in compliance and accordance with, Section 9.3 of the Parent Guarantee Agreement, the Successor Guarantor succeeds to, and is substituted for, and may exercise every right and power of, the Parent Guarantor under the Parent Guarantee Agreement, with the same effect as if the Successor Guarantor had been named as the Parent Guarantor in the Parent Guarantee Agreement, and the Parent Guarantor is discharged from all obligations and covenants under the Parent Guarantee Agreement and the Notes.

(c)                                  The Successor Guarantor also succeeds to, and is substituted for, and may exercise every right and power of, the Parent Guarantor under (i) the Amended and Restated Trust Agreement, dated as of September 27, 2006 (the “Trust Agreement”), and (ii) the Indenture, with the same effect as if the Successor Guarantor had been named as the Parent Guarantor in such agreements, and the Parent Guarantor is discharged from all obligations and covenants under the Trust Agreement and the Indenture.

SECTION 3.                         Representations and Warranties.  The Successor Guarantor represents and warrants that (a) it has all necessary corporate power and authority to execute and deliver this Assignment and Assumption Agreement and to perform the Parent Guarantee Agreement, (b) it will be, upon the effectiveness of this Agreement the successor of the Parent Guarantor pursuant to the Merger effected in accordance with applicable law, (c) it is a corporation organized and existing under the laws of Delaware, (d) immediately after giving effect to the Merger and this Assignment and Assumption Agreement, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, has happened and is continuing and (e) this Assignment and Assumption Agreement is executed and delivered pursuant to Section 9.1 of the Parent Guarantee Agreement and does not require the consent of the Holders.  The Parent Guarantor represents and warrants that immediately before giving effect to the Merger and this Assignment and Assumption Agreement, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default before giving effect to the Merger and this Assignment and Assumption Agreement, has happened and is continuing.

SECTION 4.                         Conditions of Effectiveness.  This Assignment and Assumption Agreement shall become effective simultaneously with the effectiveness of the Merger, provided, however, that:

(a)                                 the Guarantee Trustee shall have executed and delivered a counterpart of this Assignment and Assumption Agreement and shall have received one or more counterparts of this Assignment and Assumption Agreement executed by the Parent Guarantor and the Successor Guarantor;

(b)                                 the Guarantee Trustee shall have received an Officers’ Certificate stating that (i) in the opinion of the signers, the Merger and this Assignment and Assumption Agreement comply with Article IX of the Parent Guarantee Agreement and (ii) in the opinion of the signers, all conditions precedent therein provided for relating to the Merger have been complied with;

(c)                                  the Guarantee Trustee shall have received an Opinion of Counsel stating that (i) the Merger and this Assignment and Assumption Agreement comply with Article IX of the Parent Guarantee Agreement and (ii) all conditions precedent therein provided for relating to the Merger have been complied with, subject to the assumptions and qualifications set forth therein; and

(d)                                 the Successor Guarantor and the Parent Guarantor shall have duly executed and filed with the Secretary of State of the State of Delaware the Certificate of Merger in connection with the Merger.

SECTION 5.                         Reference to the Parent Guarantee Agreement.

(a)                                 Upon the effectiveness of this Assignment and Assumption Agreement, each reference in the Parent Guarantee Agreement to “this Parent Guarantee Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Parent Guarantee Agreement, as affected, amended and supplemented hereby.

(b)                                 The Parent Guarantee Agreement, as amended and supplemented hereby, shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 6.                         Execution in Counterparts.  This Assignment and Assumption Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

SECTION 7.                         Governing Law; Binding Effect.  This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns.

SECTION 8.                         The Guarantee Trustee.  The Guarantee Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Assignment and Assumption Agreement or the due execution thereof by the Parent Guarantor or the Successor Guarantor.  The recitals of fact contained herein shall be taken as the statements solely of the Parent Guarantor or the Successor Guarantor, and the Guarantee Trustee assumes no responsibility for the correctness thereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be duly executed as of the day and year first written above.

CapitalSource Inc.

By:	/s/ John A. Bogler
	Name:	John A. Bogler
	Title:	Chief Financial Officer

PacWest Bancorp

By:	/s/ Victor R. Santoro
	Name:	Victor R. Santoro
	Title:	Executive Vice President and
Chief Financial Officer

The Bank of New York Mellon Trust Company, N.A., not in its individual capacity, but solely as Guarantee Trustee

By:	/s/ Esther Antoine
	Name:	Esther Antoine
	Title:	Vice President